SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): October 31, 2004


                        ETERNAL TECHNOLOGIES GROUP, INC.
             (Exact name of Registrant as specified in its charter)


                                     0-27929
                            -----------------------
                            (Commission file number)

          Nevada                                          62-1655508
-------------------------------          ---------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation)


             Suite D, 5/F, Block A, Innotec Tower, 235 Nanjing Road,
          Heping District, Tianjin, 300100, People's Republic of China
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


                               011-86-22-2721-7020
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                   ------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).

Section 2. Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective as of the close of business on October 31, 2004, the acquisition by the Company of E-Sea Biomedical Engineering Co. International Ltd. (E-Sea) became effective. E-Sea own proprietary software and manufactures hardware for medical devices used to detect breast cancer. The Company currently produces three models ranging in price from $50,000 to $100,000. The machines are 96% accurate and are far more comfortable for patients as the examination does not involve physical contact with the breast but rather uses infrared technology from a short distance. Because of the growing backlog of orders, E-Sea plans to increase production to one-hundred units per month by January 2005. The Company is also seeking approval to manufacture and sell these units in the United States.

E-Sea is a privately held corporate owned by Messrs. Liu Tieliam and Ou Liming, both of Shenzhen, PRC. Prior to the acquisition, there was no relationship between Messrs. Tielian, Liming and the Company.

Section 9. Financial Statements and Exhibits

Item. 9.01 Financial Statements and Exhibits

c)   Exhibits.

     2.1  Exchange Agreement


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ETERNAL TECHNOLOGIES GROUP, INC.


December 13, 2004                /s/ Jiansheng Wei
                                 -----------------------------------
                                  Jiansheng Wei, President and
                                  Chief Executive Officer